UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2005

Ziff Davis Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-99939	36-4355050
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28 East 28th Street, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-503-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 6, 2005, Ziff Davis Media Inc. (the "Borrower"), Ziff Davis Holdings Inc., Ziff Davis Intermediate Holdings Inc., Ziff Davis Publishing Holdings Inc., Ziff Davis Publishing Inc., Ziff Davis Internet Inc., Ziff Davis Development Inc., CIBC World Markets Corp. (as lead arranger), Deutsche Bank Trust Company Americas (as syndication agent), Fleet National Bank (as documentation agent) and Canadian Imperial Bank of Commerce (as administrative agent) executed an amendment (the "Amendment") to the Amended and Restated Credit Agreement dated as of August 12, 2002, as amended, by and among the foregoing and the other credit parties thereto (the "Credit Agreement"), to define May 15, 2005 as the "Excess Cash Flow Recapture Date" for the Borrower’s fiscal year ended December 31, 2004. Prior to the effectiveness of the Amendment, the Excess Cash Flow Recapture Date for the Borrower's fiscal year ended December 31, 2004 would have been the earlier to occur of (a) April 15, 2005 and (b) the date on which the Borrower shall have provided the credit parties the financial statements required to be provided under Section 6.3 of the Credit Agreement.

Item 8.01. Other Events.

On April 7, 2005, Ziff Davis Holdings Inc., the ultimate parent company of Ziff Davis Media Inc. ("Ziff Davis Media"), announced via press release that Ziff Davis Media intends to privately place $205 million in aggregate principal amount of new senior secured floating rate notes due 2012. The press release stated that the offering is expected to be consummated in April 2005, subject to market and other customary conditions, but that there can be no assurances that the offering will consummated. The press release also stated that the proceeds from the private placement are expected to be used by Ziff Davis Media to i) retire all of the outstanding indebtedness (including accrued interest) under its Amended and Restated Credit Agreement dated August 12, 2002, as amended and ii) pay related fees and expenses, with the remaining balance to be available for general corporate purposes. A copy of the press release is attached hereto as Exhibit 99.1. The information in this report and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to the Securities and Exchange Commission ("SEC"), but shall be not deemed "filed" with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or of Sections 11 and 12(a)(2) of the Securties Act of 1933, as amended. The furnishing of the information in this report and the attached exhibit shall not be deemed an admission that such furnishing is required by Regulation FD or that the information in this report and the attached exhibit contains material information that is not otherwise publicly available. The information in this report and the attached exhibit shall not be incorporated by reference into any filing of Ziff Davis, whether made before or after the date thereof, regardless of any general incorporation language in such filing.

For additional risks about Ziff Davis Holdings Inc.'s business, see its Annual Report on Form 10-K for the year ended December 31, 2004, including disclosures under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are filed with the SEC and are available on the SEC's website at www.sec.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis Holdings Inc.

April 11, 2005	By:	Derek Irwin

Name: Derek Irwin
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated April 7, 2005, announcing that Ziff Davis Media Inc. intends to privately place $205 million in aggregate principal amount of new senior secured floating rate notes due 2012.